EXHIBIT 99.1

Spectral Molecular Imaging, Inc.

(A Development Stage Company)

Financial Statements

For the Period From February 25, 2004 (Date of Inception) to September 30, 2005

Spectral Molecular Imaging, Inc.

(A Development Stage Company)

Table of Contents

For the Period from Inception of Operations (February 24, 2004) to September 30, 2005

Page
Report of Independent Registered Public Accounting Firm	1

Financial Statements:
Balance Sheets	2
Statements of Operations	3
Statements of Shareholders Deficit	4
Statements of Cash Flows	5
Notes to Financial Statements	6-12

Report of Independent Registered Public Accounting Firm

Board of Directors

Spectral Molecular Imaging, Inc.

Los Angeles, CA

We have audited the accompanying balance sheet of Spectral Molecular Imaging, Inc. (a development stage company) as of December 31, 2004 and the related statements of operations, shareholders deficit and cash flows for the period from inception of operations (February 25, 2004) to December 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Spectral Molecular Imaging, Inc. as of December 31, 2004 and the results of its operations and its cash flows for the period from inception of operations (February 25, 2004) to December 31, 2004 in conformity with U.S. generally accepted accounting principles.

As set forth in Note 1 to the accompanying financial statements, the company has not yet recognized revenue and has an accumulated operating loss of $11,494. Management’s plans are also disclosed in Note 1. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to the financial statements that might be necessary should the Company be unable to continue as a going concern.

/s/ Stonefield Josephson, Inc.

CERTIFIED PUBLIC ACCOUNTANTS

Santa Monica, California

November 04, 2005

Spectral Molecular Imaging, Inc.

(A Development Stage Company)

Balance Sheets

	December 31, 2004	September 30, 2005
		(Unaudited)
Assets
Current assets:
Cash	$101	$41,133
Restricted Cash	—	575,000
Other assets	247	1,250

Total current assets	348	617,383

Property and equipment, net	—	40,000
Other assets	—	2,500

Total assets	$348	$659,883

Liability and Shareholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$—	$416
Accounts payable – shareholders	101	—
Subscription payable	—	575,000
Accrued liabilities	11,741	6,517

Total current liabilities	11,842	581,933

Other liabilities	—	—

Commitments and contingencies	—	—

Shareholders’ equity (deficit):
Common stock, $0.001 par value; 129,000,000 shares authorized; 6,450,000 shares and 7,146,600 shares issued and outstanding as of December 31, 2004 and September 30, 2005, respectively	—	7,147
Additional paid in capital	247	270,860
Deficit accumulated during the development stage	(11,741)	(200,057)

Total shareholders’ equity (deficit)	(11,494)	77,950

Total liabilities and shareholders’ equity (deficit)	$348	$659,883

The accompanying notes are an integral part of these financial statements.

Spectral Molecular Imaging, Inc.

(A Development Stage Company)

Statements of Operations

	February 25, 2004 (Inception) to December 31, 2004	Three Months Ended September 30, 2004	Three Months Ended September 30, 2005	Nine Months Ended September 30, 2005	February 25, 2004 (Inception) to September 30, 2005
		(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues	$—	$—	$—	$—	$—

Expenses:
In process research and development	5,522	—	152,760	152,760	158,282
Merger costs	—	—	3,916	3,916	3,916
General and administrative	6,219	76	12,885	31,640	37,859

Total expenses	11,741	76	169,561	188,316	200,057

Loss before income taxes	(11,741)	(76)	(169,561)	(188,316)	(200,057)

Income taxes	—	—	—	—	—

Net loss	$(11,741)	$(76)	$(169,561)	$(188,316)	$(200,057)

Weighted average number of shares:
Basic and diluted	6,450,000	6,450,000	6,991,800	6,772,500	6,598,350

Earnings (loss) per share:
Basic and diluted	$(0.00)	$(0.00)	$(0.02)	$(0.03)	$(0.03)

The accompanying notes are an integral part of these financial statements.

Spectral Molecular Imaging, Inc.

(A Development Stage Company)

Statements of Shareholders’ Equity (Deficit)

	Common Stock		Additional Paid - In Capital	Deficit Accumulated During the Development Stage	Total
	Shares	Amount
Initial capitalization at $0.00002 per share	6,256,500	$97	$—	$—	$97
Common stock issued for cash during 2004 at $0.00078 per share	193,500	150	—	—	150
Net loss	—	—	—	(11,741)	(11,741)

Balance at December 31, 2004	6,450,000	247	—	(11,741)	(11,494)
Common stock issued for cash during 2005 at $0.19 per share	387,000	6,590	68,410	—	75,000
Common stock issued for cash during 2005 at $0.32 per share	154,800	155	49,845	—	50,000
Common stock issued for in process research and development during 2005 at $0.99 per share	154,800	155	152,605	—	152,760
Net loss	—	—	—	(188,316)	(188,316)

Balance at September 30, 2005 (Unaudited)	7,146,600	$7,147	$270,860	$(200,057)	$77,950

The accompanying notes are an integral part of these financial statements.

Spectral Molecular Imaging, Inc.

(A Development Stage Company)

Statements of Cash Flows

	February 25, 2004 (Inception) to December 31, 2004	Nine Months Ended September 30, 2005	February 25, 2004 (Inception) to September 30, 2005
		(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net loss	$(11,741)	$(188,316)	$(200,057)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	—	—	—
Common stock issued services	—	152,760	152,760
Changes in assets and liabilities:
Other assets	—	(3,503)	(3,750)
Accounts payable	—	416	416
Accrued liabilities	11,741	(5,224)	6,517

Net cash used in operating activities	—	(43,867)	(44,114)

Cash flows from investing activities—
Purchase of property and equipment	—	(40,000)	(40,000)

Cash flows from financing activities:
Advances from shareholders	101	(101)	—
Proceeds from issuance of common stock	—	125,000	125,247

Net cash provided by financing activities	101	124,899	125,247

(Decrease) increase in cash	101	41,032	41,133
Cash at beginning of period	—	101	—

Cash at end of period	$101	$41,133	$41,133

The accompanying notes are an integral part of these financial statements.

Spectral Molecular Imaging, Inc.

(A Development Stage Company)

Notes to Financial Statements

For the Period From February 25, 2004 (Date of Inception) to September 30, 2005

1. Nature of Organization and Development Stage Operations

Spectral Molecular Imaging, Inc. (the Company or SMI) is a Nevada corporation that was incorporated and commenced operations on February 25, 2004. The Company is a development stage company that will seek to develop imaging devices with medical diagnostic applications based upon SMI’s technology related to spectral optical imaging.

Going Concern

To date, the Company has relied primarily upon selling equity securities and borrowings from a prospective shareholder to generate the funds needed to finance its operations. Currently, the Company does not have sufficient cash on hand to sustain operations and is seeking to obtain additional capital from investors. As of September 30, 2005, current assets exceed current liabilities by $35,450 (unaudited). Unless the Company raises significant amounts of cash in the near future, the Company will not be able to continue as a going concern. Subsequent to September 30, 2005, the Company raised $1,400,000 (before offering expenses) in a private placement (Note 8).

Stock Split

All common stock share numbers and per share information for the Company have been restated to reflect the 6,450-for-1 stock split which took place in January 2006 in connection with the Company’s private placement (Note 8).

Interim Financial Information

The accompanying condensed consolidated financial statements as of September 30, 2005 and for the three and nine-month periods ended September 30, 2005 and 2004 are unaudited, but include all adjustments, consisting of normal recurring entries, which the Company’s management believes to be necessary for a fair presentation of the periods presented. Interim results are not necessarily indicative of results for a full year.

The financial statements included herein have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the U.S. have been condensed or omitted pursuant to such rules and regulations. Certain prior year amounts have been reclassified to conform to the 2005 financial statement presentation. The Company’s operating results will fluctuate for the foreseeable future. Therefore, period-to-period comparisons should not be relied upon as predictive of the results in future periods.

2. Summary of Significant Accounting Policies

Cash and Cash Equivalents – The Company considers all highly liquid debt instruments with an original maturity of 90 days or less to be cash equivalents. The Company had no cash equivalents at December 31, 2004 and September 30, 2005.

Restricted Cash and Offsetting Liability – The Company has received cash in connection its private placement (Note 8), which is fully refundable until the private placement closes. Accordingly, the Company has classified the cash received as Restricted Cash and Subscription Payable in the accompanying balance sheets. The Company had zero and $575,000 (unaudited) Restricted Cash at December 31, 2004 and September 30, 2005, respectively.

Property and Equipment - Property and equipment are stated at cost and depreciated using the straight-line methods based on the estimated useful lives (generally three to five years) of the related assets. Management continuously monitors and evaluates the realizability of recorded long-lived assets to determine whether their carrying values have been impaired. The Company records impairment losses on long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the nondiscounted cash flows estimated to be generated by those assets are less than the carrying amount of those assets. Any impairment loss is measured by comparing the fair value of the asset to its carrying amount.

Patent Costs - Costs incurred to reimburse Chromo Dynamics, Inc. (CDI) for patent related costs, as provided for in the agreement between CDI and certain individuals and the Company (Note 4), were expensed as in process research and development expense.

Research and Development Costs - Research and development expenses consist of costs incurred for direct research and are expensed as incurred.

Stock Based Compensation - SFAS No. 123, Accounting for Stock-Based Compensation, establishes a fair value method of accounting for stock-based compensation plans and for transactions in which a company acquires goods or services from nonemployees in exchange for equity instruments. These transactions must be accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The Company has accounted for the transactions based on the fair value of the equity instrument issued and has used the guidance in the Emerging Issues Task Force Abstract (EITF) No. 96-18, Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services to measure and record the compensation expense.

The following table illustrates the effect on net loss if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation:

	February 25, 2004 (Inception) to December 31, 2004	Three Months Ended September 30, 2004	Three Months Ended September 30, 2005	Nine Months Ended September 30, 2005	February 25, 2004 (Inception) to September 30, 2005
		(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net loss as reported	$(11,741)	$(76)	$(169,531)	$(188,316)	$(200,057)
Deduct: Total employee stock-based compensation expense determined under the fair value method	—	—	6,539	8,242	8,242

Pro forma net loss	$(11,741)	$(76)	$(176,070)	$(196,558)	$(208,299)

Income Taxes - Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes, if any. Deferred taxes represent the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

Fair Value of Financial Instruments - The carrying amounts reported in the balance sheets for cash, accounts payable and accounts payable – shareholder approximate their fair values.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions about the future outcome of current transactions which may affect the reporting and disclosure of these transactions. Accordingly, actual results could differ from those estimates used in the preparation of these financial statements.

Recently Issued Accounting Standards - In December 2004, the Financial Accounting Standards Board (FASB) revised and issued SFAS 123, Share-Based Payment (SFAS 123(R)). SFAS 123(R) eliminates the alternative of using the APB 25 intrinsic value method of accounting for stock options. This revised statement will require recognition of the cost of employee services received in exchange for awards of equity instruments based on the fair value of the award at the grant date. This cost is required to be recognized over the vesting period of the award. The stock-based compensation table in Note 2 illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of SFAS 123 to stock-based employee compensation. SFAS 123(R) applies to all awards granted, modified, repurchased, or cancelled after June 30, 2005. The Company will adopt SFAS 123(R) effective January 1, 2006, using the modified prospective method. The adoption of this statement is anticipated to have no effect on the Company’s compensation expense for share-based payments in 2005.

3. Property and Equipment

	December 31, 2004	September 30, 2005
		(unaudited)
Research equipment	$—	$40,000
Computer and office equipment	—	—

	—	40,000
Less: accumulated depreciation	( —)	( —)

Property and equipment, net	$—	$40,000

As of September 30, 2005, no equipment had been placed into service. Depreciation expense was zero (unaudited) for the period from February 25, 2004 (date of inception) to September 30, 2005.

4. Related-Party Transactions

CDI Agreement

In November 2004, the Company entered into an assignment and license agreement (the “CDI Agreement”) with ChromoDynamics, Inc. (“CDI”), Dr. Daniel Farkas, who is the Chairman, and a principal shareholder of SMI, and certain other individuals. Under this agreement Dr. Farkas and the other individuals assigned an invention in the spectral imaging field to the Company and CDI granted an exclusive worldwide sublicense to SMI of rights under United States Patents Nos. 5,796,512 issued in 1998 to Carnegie Mellon University to use the optical imaging technology covered by such patents for medical imaging clinical applications. In September 2005, the Company reached an agreement with Carnegie Mellon University to receive a direct license of the technology from that institution in lieu of the sublicense from CDI. Under the CDI Agreement, the Company will pay Dr. Farkas and the other individuals a royalty based on the Company’s sales of products incorporating their technology.

In April 2005, the Company purchased from CDI $40,000 (unaudited) of research equipment.

Patent Costs

At December 31, 2004 and September 30, 2005, the Company was indebted to CDI for patent development costs incurred per the CDI Agreement totaling $8,800 and $0 (unaudited), respectively (Note 4), which are included in accrued expenses on the accompanying balance sheets.

Legal Costs

At December 31, 2004 and September 30, 2005, the Company was indebted to a shareholder for legal services for $2,941 and $4,687 (unaudited), respectively, which are included in accrued expenses on the accompanying balance sheets.

Legal services provided by a shareholder for the period from February 25, 2004 (date of inception) to September 30, 2005 was $20,550 (unaudited).

Other Liabilities

At December 31, 2004 and September 30, 2005, the Company was indebted to a shareholder for $101 and $0 (unaudited), respectively, which is included in accounts payable – shareholder on the accompanying balance sheets.

Rent

From February 25, 2004 (date of inception) to September 30, 2005, the Company used on a rent-free basis office space of a shareholder. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein.

5. Commitments and Contingencies:

Operating Lease

The Company currently is utilizing a portion of the office space of a related party at no cost and without a lease agreement so that either party may terminate this arrangement at any time. Total rent expense was zero (unaudited) for the periods from February 25, 2004 (date of inception) to September 30, 2005.

Employment Contracts

The Company has entered into an employment agreement with David Wohlberg, effective as of April 22, 2005, pursuant to which Mr. Wohlberg has agreed to serve as the Company’s President and Chief Operating Officer. The term of the agreement runs until April 30, 2006. Mr. Wohlberg will receive a monthly salary of $2,000, commencing only after the Company has raised at least $1,500,000 of equity capital (if the Company raises a cumulative amount of equity of at least $4,500,000, Mr. Wohlberg thereafter will receive a salary of $5,000 per month). Mr. Wohlberg has received a grant of options to purchase 150,000 shares of the Company’s common stock at an exercise price of approximately $0.35 per share. The options vest in four equal amounts, quarterly over the term of the agreement, in advance. The Company has agreed to indemnify Mr. Wohlberg for all claims arising out of his performance as President and Chief Operating Officer, other than those arising from Mr. Wohlberg’s breach of the agreement or his gross negligence or willful misconduct. Mr. Wohlberg may terminate the agreement if the Company materially breaches the agreement and fails to correct the breach within 15 days following written notice from Mr. Wohlberg. The Company has the ability to terminate the agreement in the event of Mr. Wohlberg’s disability or for “cause,” as defined in the agreement. Mr. Wohlberg will spend the majority of his business time on the Company’s business.

On May 16, 2005, the Company entered into an employment agreement with Kirk Peacock, pursuant to which Mr. Peacock agreed to serve as the Company’s Chief Financial Officer on a part-time basis. The term of the agreement is one year. The Company has the ability to terminate the agreement in the event of Mr. Peacock’s disability or for “cause,” as defined in the agreement. Mr. Peacock may terminate the agreement if the Company materially breaches the agreement and fails to correct the breach within 15 days following written notice from Mr. Peacock. For his services provided pursuant to the agreement, the Company has granted to Mr. Peacock options to purchase approximately 50,000 shares of the Company’s Common Stock at an exercise price of approximately $0.35 per share. The options vest and become exercisable monthly over the one-year term of the agreement. The Company has agreed to indemnify Mr. Peacock for all claims arising out of his performance as Chief Financial Officer, other than those arising from his gross negligence or willful misconduct.

On April 22, 2005, the Company entered into an agreement with Dr. Daniel L. Farkas, pursuant to which Dr. Farkas agreed to serve as the Company’s Chairman of the Board and Chief Scientist on a part-time basis. The term of the agreement is one year. The Company has the ability to terminate the agreement in the event of Dr. Farkas’s disability or for “cause,” as defined in the agreement. Dr. Farkas may terminate the agreement if the Company materially breaches the agreement and fails to correct the breach within 15 days following written notice from Dr. Farkas. For his services provided pursuant to the agreement, the Company has granted to Dr. Farkas options to purchase approximately 10,000 shares of the Company’s Common Stock at an exercise price of approximately $0.35 per share. The options vest and become exercisable monthly over the one-year term of the agreement. The Company has agreed to indemnify Dr. Farkas for all claims arising out of his performance as Chairman of the Board and Chief Scientist, other than those arising from his gross negligence or willful misconduct.

On September 1, 2005, the Company entered into an agreement with Dr. Gregory Bearman, pursuant to which Dr. Bearman agreed to serve as the Company’s Chief Scientist on a part-time basis. The term of the agreement is one year. Dr. Bearman will receive a monthly salary of $1,000, and at such time as the Company has raised a total of at least $2,000,000 of equity capital, Dr. Bearman thereafter will receive a salary of approximately $2,500 per month. The Company has the ability to terminate the agreement in the event of Dr. Bearman’s disability or for “cause,” as defined in the agreement. Dr. Bearman may terminate the agreement if the Company materially breaches the agreement and fails to correct the breach within 15 days following written notice from Dr. Bearman. For his services provided pursuant to the agreement, the Company has granted to Dr. Bearman options to purchase approximately 75,000 shares of the Company’s Common Stock at an exercise price of approximately $0.35 per share. The option vests in four equal amounts, quarterly over the term of the agreement, in advance. The Company has agreed to indemnify Dr. Bearman for all claims arising out of his performance as and Chief Scientist, other than those arising from his gross negligence or willful misconduct.

6. Shareholders’ Equity (Deficit)

Equity Investment

In April 2005, three individuals purchased a total of 541,800 shares of the Company’s common stock for an aggregate purchase price of $125,000 (unaudited).

In September 2005, the Company issued 154,800 shares of the Company’s common stock in connection with a licensing agreement valued at $152,760 (unaudited).

Stock Options

In February 2005, the Company adopted an Equity Incentive Plan (“Plan”). Pursuant to the Plan, a committee appointed by the Board of Directors may grant, at its discretion, qualified or nonqualified stock options, stock appreciation rights and may grant or sell restricted stock to key individuals, including employees, nonemployee directors, consultants and advisors. Option prices for qualified incentive stock options (which may only be granted to employees) issued under the plan may not be less than 100% of the fair market value of the common stock on the date the option is granted (unless the option is granted to a person who, at the time of grant, owns more than 10% of the total combined voting power of all classes of stock of the Company; in which case the option price may not be less than 110% of the fair market value of the common stock on the date the option is granted). Option prices for nonqualified stock options issued under the plan are at the discretion of the committee and may be equal to, greater or less than fair market value of the common stock on the date the option is granted. The options vest over periods determined by the Board of Directors and are exercisable no later than ten years from date of grant (unless they are qualified incentive stock options granted to a person owning more than 10% of the total combined voting power of all classes of stock of the Company, in which case the options are exercisable no later than five years from date of grant.) As of September 30, 2005, the Company has reserved 1,000,000 shares of common stock for issuance under the plan and options to purchase approximately 330,000 (unaudited) common shares have been granted under the stock option plan.

Warrants

The Company paid a finders fee in March 2005 to two individuals in the form of warrants to purchase shares of the Company’s common stock at $1.00 per share. The number of shares covered by the finders fee warrants was based upon the number of units purchased in a future private offering by investors introduced to the Company by the finders and will total approximately 150,000 shares to each finder if such investors purchase $1,500,000 of units (Note 8). If the number of units purchased by investors introduced to the Company by the finders is less than $1,500,000 of units, the number of shares covered by the finders fee warrant shall be reduced pro rata, and an approximately pro rata increase in such fee (payable in warrants or cash) will be paid if such investors purchase more than $1,500,000 of units. The shares of Company’s common stock issuable upon exercise of any of the finders fee warrants will be registered but will be subject to a lock-up provision restricting the quantities and times at which such shares may be sold. The finders will be entitled under certain circumstances to additional compensation in the event investors who they introduce to the Company purchase units and subsequently make further investments in the Company.

7. Income Taxes

Deferred taxes represent the net tax effects of the temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes. Temporary differences result primarily from the recording of tax benefits of net operating loss carryforwards and start-up costs that will be amortized for tax purposes once the Company begins doing business as defined by the Internal Revenue Code.

As of September 30, 2005, the Company has an insufficient history to support the likelihood of ultimate realization of the benefit associated with the deferred tax asset. Accordingly, a valuation allowance has been established for the full amount of the net deferred tax asset.

Deferred taxes consisted of the following:

	December 31, 2004	September 30, 2005
		(unaudited)
Net operating loss carryforwards and other assets	$4,700	$80,000
Less valuation allowance	(4,700)	(80,000)

Net deferred tax asset	$—	$—

At December 31, 2004 and September 30, 2005, the Company had approximately $4,700 and $80,000 (unaudited), respectively, of net operating loss carryforwards. The utilization of the carryforwards is dependent upon the Company’s ability to generate sufficient taxable income during the carryforward period.

8. Subsequent Events (Unaudited)

Reorganization

The Company entered an Agreement and Plan of Reorganization (the “Agreement”) dated as of May 5, 2005 with Patco Industries, Ltd., a Delaware corporation (“Patco”) pursuant to which, on the terms and subject to the conditions of the Agreement, Patco agreed to acquire the Company as a wholly-owned subsidiary. The acquisition will be accomplished through the merger (the “Merger”) of a newly formed subsidiary of Patco with and into the Company, with the Company as the surviving corporation and with Patco to issue shares of Patco common stock to the stockholders of the Company. Pursuant to the Agreement, Patco effected a reverse stock split of approximately .00434 for one of the outstanding shares of Patco common stock so that Patco had approximately 825,000 shares of Patco common stock issued and outstanding immediately prior to the Merger.

Upon the effectiveness of the Merger, each share of the Company’s common stock issued and outstanding immediately prior to the Merger shall be converted into one share of Patco common stock and each outstanding option or warrant to purchase the Company’s common stock, whether or not then exercisable, shall be converted into an option or warrant to purchase one share of Patco common stock at a price equal to the exercise price in effect immediately prior to the Merger.

The merger was completed on January 31, 2006.

Private Placement

On January 30, 2006, the Company raised $1,400,000 (before offering expenses) from the sale of 1,400,000 of its units, each unit after the Company’s stock split consisting of one share of common stock and one warrant, to accredited investors in a private placement. The Company granted warrants to purchase 300,000 shares of its common stock for services rendered by two individuals who located investors to make investments in the private placement.